Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio, and Investment Grade Bond Portfolio which is included in Post-Effective Amendment No. 47 to the Registration Statement No. 811-05511 on Form N-1A of Variable Insurance Products Fund II.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
June 13, 2005